Exhibit 10.5

Strategic Cooperation Framework Agreement

Party A: Guangzhou Xie Lv Information Technology Co., Ltd.

Address: 203, Kezhu Road, Guangzhou High-tech Industrial Development Zone, Guangzhou

Legal Representative: Tang Bo

Party B: Xiamen LianZhang Culture Media Co., Ltd.

Address: Room 801, No. 59-2, Wanghai Road, Software Park Phase II, Siming District, Xiamen

Legal Representative: Zhang Andong

Through friendly negotiations between Party A and Party B, guided by the principles of equality, mutual benefit, and complementing each other’s strengths, a strategic cooperative relationship is established. Both parties, based on mutual benefit, unite their resources to form a long-term alliance for common development. They will exchange advertising resources to achieve a positive societal impact. Therefore, after amicable discussions, this Strategic Cooperation Framework Agreement is jointly reached.

Chapter 1: General Provisions

1.1.	By establishing a close, long-term, and harmonious strategic partnership, both parties fully utilize their respective strengths. They exchange advertising resources, further enhance overall efficiency, reduce costs, and achieve resource collaboration, complementary advantages, and common development.

1.2.	This cooperation agreement is a framework document, providing a fundamental agreement on the rights and obligations of both parties. Specific business agreements and contracts signed by Parties A and B shall be made in accordance with the principles established in this agreement.

1.3.	Specific business matters under this framework of cooperation agreement shall be covered by separate business contracts. These contracts shall be executed in compliance with national laws and regulations and the business approval conditions and procedures of both parties. In cases of inconsistency between the provisions of this agreement and the business contract, the business contract shall prevail. Matters not covered in the business contract shall be governed by this agreement.

Chapter 2: Scope of Business Cooperation

3.1	Party A possesses the “Hotel Travel Omni-Channel” media in the hotel scene. Through in-room television media and offline scene media with high-frequency and in-depth exposure of key words, it serves as a primary strategy for brand establishment. Diverse scene exposure is crucial for enhancing brand memorability.

3.2	Party B is a startup enterprise seeking public listing and a renowned professional service provider in the field of smart community operations. It possesses sustainable capabilities in smart access control related software, hardware, and property services. Party B’s community advertisements utilize a dual-screen linkage approach both online and offline. Their media resources have a large scale, broad coverage, and high penetration. Leveraging the brand concentration explosion ability formed through scale coverage and volume effects, Party B consistently provides advertisers with more effective and precise advertising placements, thereby enhancing advertisers’ recognition of the company’s media value.

3.3	Through the exchange of advertising resources, both parties mutually recommend advertising placement orders. By establishing a close, long-term, and harmonious strategic partnership and fully utilizing their respective strengths, both parties exchange advertising resources, achieving resource collaboration, complementary advantages, and common development.

Chapter 3: Cooperation Duration

3.1	This framework agreement shall come into effect immediately upon the signing by both parties.

3.2	Both parties are committed to establishing a long-term strategic cooperation relationship. If both parties deem it unnecessary or possible to cooperate, this agreement may be terminated by mutual agreement after consultation.

3.3	In the event of the termination of this cooperation framework agreement, both parties agree to continue to fulfill the various project contracts signed during the cooperation period until the completion of such outstanding project contracts or until termination is mutually agreed upon by both contracting parties.

Chapter 4: Confidentiality Matters

4.1.	Party A and Party B shall not disclose to any third party, without the consent of the other party, any government secrets or commercial secrets obtained during the cooperation process. However, this provision does not apply to disclosures required by laws, regulations, regulatory requirements, or by judicial, administrative, and other authorities, disclosures made to external professional consultants such as auditors and legal advisors hired, and disclosures as otherwise stipulated in this agreement.

Chapter 5: Miscellaneous Provisions

5.1.	The communication addresses and contact information provided by both parties in this contract shall be deemed as the statutory delivery addresses and contact information for both parties. Any correspondence between the parties during the performance of this agreement sent to the above addresses and contact information shall be deemed as delivered once sent. If either party’s address or contact information changes, the other party should be notified in writing ten days in advance. Legal responsibility for any failure of delivery and signing of any correspondence due to incorrect or untimely change of address or contact information shall be borne by the party providing incorrect or untimely updated information.

5.2.	Annexes and additional agreements to this contract constitute an integral part of this contract and have equal legal effect as this contract.

5.3.	During the validity period of this agreement, neither party may arbitrarily make changes. Any changes must be mutually confirmed in writing by both parties to be valid. For matters not covered by this agreement, the parties may negotiate separately and sign additional agreements as annexes to this agreement.

5.4.	This agreement is made in duplicate, with Party A holding one copy and Party B holding one copy. It shall come into effect from the date of stamping by both parties.

No text below

Party A: (Seal) Guangzhou Xie Lv Information Technology Co., Ltd.

Address:

Contact Information:

Signing Date: June 1, 2022

Party B: (Seal) Xiamen LianZhang Culture Media Co., Ltd.

Address:

Contact Information:

Signing Date: June 5, 2022

3